EXHIBIT 99.1

Media Sophie Patel 650.554.2732 sophia.patel@appliedbiosystems.com	Investors Peter Dworkin 650.554.2479 dworkipg@appliedbiosystems.com

European Media and Investors
David Speechly, Ph.D.
(+) 44.162.273.9150
speechdp@eur.appliedbiosystems.com

FOR IMMEDIATE RELEASE

APPLIED BIOSYSTEMS ANNOUNCES FISCAL FOURTH QUARTER 2005 CHARGE

FOSTER CITY, CA – June 22, 2005 – Applied Biosystems Group (NYSE:ABI), an Applera Corporation business, today announced it will take a pre-tax charge in the fourth quarter of fiscal 2005 of approximately $20 million to $22 million to cover costs of employee severance and facilities closure.

The charge reflects the Group’s decision to reduce and rebalance the Applied Biosystems workforce. The Group anticipates a reduction of about 250 positions, primarily in research and development, marketing, and operations. However, during fiscal 2006, the Group anticipates expanding personnel in other functional areas including field sales and support, manufacturing quality, and advanced research.

“These adjustments are in keeping with our program to enhance Applied Biosystems’ performance and should better align our resources with the needs of our customers,” said Catherine M. Burzik, President of Applied Biosystems. “We expect these actions, which include augmenting and upgrading of skills in critical functions, will support higher levels of sales over time while also improving customer satisfaction. Additionally, we believe these actions will improve operational efficiency and quality, while assuring that our R&D spending remains competitive.”

About Applera Corporation and Applied Biosystems
Applera Corporation consists of two operating groups. The Applied Biosystems Group serves the life science industry and research community by developing and marketing instrument-based systems, consumables, software, and services. Customers use these tools to analyze nucleic acids (DNA and RNA), small molecules, and proteins to make scientific discoveries, develop new pharmaceuticals, and conduct standardized testing. Applied Biosystems is headquartered in Foster City, CA, and reported sales of $1.7 billion during fiscal 2004. The Celera Genomics Group (NYSE:CRA) is engaged principally in the discovery and development of targeted therapeutics for cancer, autoimmune and inflammatory diseases. Celera Genomics is leveraging its proteomic, bioinformatic, and genomic capabilities to identify and validate drug targets, and to discover and develop small molecule therapeutics. It is also seeking to advance therapeutic antibody and selected small molecule drug programs in collaboration with global technology and market leaders. Celera Diagnostics, a 50/50 joint venture between Applied Biosystems and Celera Genomics, is focused on discovery, development, and commercialization of diagnostic products. Information about Applera Corporation, including reports and other information filed by the company with the Securities and Exchange Commission, is available at http://www.applera.com, or by telephoning 800.762.6923. Information about Applied Biosystems is available at www.appliedbiosystems.com.

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Applied Biosystems Forward Looking Statements
Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as “should” among others. These forward-looking statements are based on Applera Corporation’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, Applera Corporation notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These factors include but are not limited to (1) rapidly changing technology could adversely affect demand for Applied Biosystems’ products, and its business is dependent on the development and customer acceptance of new products; (2) Applied Biosystems’ sales are dependent on customers’ capital spending policies and government-sponsored research; (3) Applied Biosystems’ significant overseas operations, with attendant exposure to fluctuations in the value of foreign currencies; and (4) risks associated with Applied Biosystems’ growth strategy, including difficulties in integrating acquired operations or technologies; (5) the risk of earthquakes, which could interrupt Applied Biosystems’ operations; (6) risks associated with lawsuits, arbitrations, investigations, and other legal actions with private parties and governmental entities, particularly involving claims for infringement of patents and other intellectual property rights; (7) Applied Biosystems’ dependence on the operation of computer hardware, software, and Internet applications and related technology for its businesses, particularly those focused on the development and marketing of information-based products and services; and (8) other factors that might be described from time to time in Applera Corporation's filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Applera does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Copyright© 2005. Applera Corporation. All rights reserved. Applied Biosystems and Celera are registered trademarks and Applera is a trademark of Applera Corporation or its subsidiaries in the U.S. and/or certain other countries.